As filed with the Securities and Exchange Commission on April 16, 1998.

                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                      ----------------------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                      ----------------------------------
                                  LYCOS, INC.
            (Exact name of registrant as specified in its charter)

          DELAWARE                                          04-3277338
(STATE OR OTHER JURISDICTION OF                     (IRS EMPLOYER IDENTIFICATION
 INCORPORATION OR ORGANIZATION)                              NUMBER)


                            400-2 TOTTEN POND ROAD
                                (781) 370-2700
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                      ----------------------------------

                                ROBERT J. DAVIS
                                  LYCOS, INC.
                            400-2 TOTTEN POND ROAD
                         WALTHAM, MASSACHUSETTS 02154
                                (781) 370-2700
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   COPY TO:

                          MICHAEL J. RICCIO, JR., ESQ.
                          HUTCHINS, WHEELER & DITTMAR
                           A PROFESSIONAL CORPORATION
                              101 FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02110
                                (617) 951-6600

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                       --------------------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                  CALCULATION OF REGISTRATION FEE

                                               Proposed Maximum    Proposed Maximum
    Title of Each Class of      Amount to be    Offering Price        Aggregate           Amount of
 Securities to be Registered     Registered          Per               Offering       Registration Fee
                                                  Share (1)           Price (1)
-------------------------------------------------------------------------------------------------------
 Common Stock, par                 55,547           $70.6875           $3,926,478.50          $1,158.31
value $.01 per share
=======================================================================================================

(1) Estimated solely for the purpose of computing the registration fee, based upon the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on April 15, 1998 in accordance with Rule 457 under the Securities Act of 1933.

                       ---------------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A       +
+ REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + + SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR + + MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT + + BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + + THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + + SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + + UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+ OF ANY SUCH STATE.                                                          +
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS


                                 55,547 SHARES

                                  LYCOS, INC.

                                 COMMON STOCK

     This Prospectus relates to the public offering, which is not being underwritten, of up to 55,547 shares of Common Stock, par value $0.01 per share (the "Shares"), of Lycos, Inc. ("Lycos" or the "Company"), which may be offered from time to time by certain stockholders of the Company or by donees, transferees or other successors in interest that receive such shares as a gift or other non-sale related transfer (the "Selling Stockholders"). The Company will receive no part of the proceeds of such sales. Of the Shares being offered
(i) 50,452 Shares were originally issued by the Company in connection with the Company's purchase of 1,915,709 shares of Series B Convertible Participating Preferred Stock of Sage Enterprises, Inc., a Massachusetts corporation ("Sage") and (ii) 5,095 Shares were issued to Bozell Worldwide, Inc. in connection with the performance of certain services rendered to the Company. The Shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided for in
Section 4(2) thereunder. The Shares are being registered by the Company pursuant to a Series B Preferred Stock Purchase Agreement dated as of April 13, 1998 (the "Agreement") by and among Lycos, Sage and certain other parties and a letter agreement between Lycos and Bozell.

     The Shares may be offered by the Selling Stockholders from time to time in one or more transactions as described under "Plan of Distribution." To the extent required, the number of shares to be sold, the name of the Selling Stockholder(s), the purchase price, the name of any agent or broker-dealer, and any applicable commissions, discounts or other items constituting a compensation to such agent or broker-dealer with respect to a particular offering will be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). The aggregate proceeds to the Selling Stockholder(s) from the sale of the shares offered from time to time hereby will be the purchase price of the shares sold less commissions, discounts and other compensation, if any, paid by the Selling Stockholder(s) to any agent or broker-dealer. The price at which any of the Shares may be sold, and the commissions, if any paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Company will pay all expenses incident to the offering and sale of the Shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. See "Selling Stockholders" and "Plan of Distribution."

     The Company's Common Stock is listed on the Nasdaq National Market under the symbol "LCOS." On April 15, 1998, the last sale price of the Company's Common Stock was $71.625 per share.

                           _________________________

   THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 3
                                    HEREOF.
                           _________________________

     The Securities and Exchange Commission (the "Commission") may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. The Company and the Selling Stockholders have agreed to certain indemnification arrangements. See "Plan of Distribution."

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
        EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
             THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY
                       OR ADEQUACY OF THIS PROSPECTUS.
                            ANY REPRESENTATION TO
                               THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                           _________________________


                THE DATE OF THIS PROSPECTUS IS __________, 1998

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. The Common Stock of the Company is listed on the Nasdaq National Market, and such reports, proxy and information statements and other information concerning the Company may be inspected at the offices of Nasdaq Operations, 1735 K Street, NW, Washington, D.C. 20006.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Shares offered hereby, reference is hereby made to the Registration Statement. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. The Company has filed the Registration Statement electronically with the Commission via the Commission's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Company intends to distribute to its stockholders annual reports containing audited financial statements and will make available copies of quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company (File No. 0-27830) pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus:

  (1)     The Company's Annual Report on Form 10-K for the year ended July 31,
          1997;

  (2) The Company's definitive Proxy Statement dated November 17, 1997, filed in connection with the Company's December 17, 1997 Annual Meeting of Stockholders;

  (3) The Company's Quarterly Reports on Form 10-Q for the quarters ended October 31, 1997 and January 31, 1998;

  (4) The Company's Current Reports on Form 8-K and 8-K/A, filed with the Commission on February 17, 1998, March 10, 1998 and March 24, 1998; and

  (5) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on February 23, 1996.

     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus, to the extent required, and to be a part of this Prospectus from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be submitted in writing to Investor Relations, Lycos, Inc., 400-2 Totten Pond Road, Waltham,, Massachusetts 02154 or by telephone at (781) 370-2700.

                                  THE COMPANY

     Lycos, Inc., ("Lycos" or the Company") is a global Internet navigation and community network dedicated to helping online users locate, retrieve and manage information personalized to their individual interests by providing easy-to-use information tools. The Company's comprehensive suite of products and services enables users of the Internet to quickly, easily and accurately identify, select and access the resources and information of interest to them. The Company's objective is to establish the use of its Internet navigational products as the premier method to find information in the world. With the Company's recent acquisition of Tripod, Inc., it now offers Internet users the ability to create personal home pages and join interest-based communities within Lycos' Tripod Website. Lycos, "Your Personal Internet Guide", is dedicated to enriching each user's online experience by providing a variety of visually appealing products and services free of charge to users, including Web Search, Web Guides, Top 5% Sites, Pictures & Sounds Search, Classifieds, Companies Online, PeopleFind, RoadMaps, News, StockFind, Chat, Email, CityGuides, Yellow Pages, Personal Guide and Homepages. The Company believes that its products are among the most popular sites on the Web, serving millions of information requests per day.

     The Company is a Delaware corporation incorporated in June 1995. The Company's principal executive offices are located at 400-2 Totten Pond Road, Waltham, Massachusetts 02154, and its telephone number is (781) 370-2700.

                                  RISK FACTORS

     The following risk factors should be considered in conjunction with the other information included and incorporated by reference in this Prospectus before purchasing the Common Stock offered hereby. This Prospectus (including the documents incorporated by reference herein) may include forward-looking statements that involve risks and uncertainties. In addition to those risk factors discussed elsewhere in this Prospectus, the Company identifies the following risk factors which could affect the Company's actual results and cause actual results to differ materially from those in the forward-looking statements.

     Limited Operating History; Anticipation of Continued Losses. The Company
     -----------------------------------------------------------
was founded in June 1995 and for the year ended July 31, 1997 generated revenues of $22.3 million. Accordingly, the Company has a limited operating history upon which an evaluation of the Company and its prospects can be based. The Company and its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets. The Company has achieved only limited revenues to date. The limited operating history of the Company makes the prediction of future results of operations difficult or impossible, and therefore, the recent revenue growth experienced by the Company should not be taken as indicative of the rate of growth, if any, that can be expected in the future. There can be no assurance that the Company will sustain revenue growth or achieve or sustain profitability. The Company has incurred significant losses since inception and only recently became profitable. As of January 31, 1998, the Company had an accumulated deficit of $11.4 million.

     Potential Fluctuations in Quarterly Results. As a result of the Company's
     -------------------------------------------
limited operating history, the Company does not have historical financial data for any significant period of time on which to base planned operating expenses. The Company's expense levels are based in part on its expectations as to future revenues and to a certain extent are fixed. Quarterly sales and operating results generally depend on the advertising, electronic commerce, license fees and other revenues received within the quarter, which are difficult to forecast. Because the Company's expense levels are based upon anticipated advertising and licensing revenue, the Company may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in relation to the Company's expectations would have an immediate adverse impact on the Company's business, results of operations and financial condition. In addition, the Company plans to significantly increase its operating expenses to fund greater levels of research and development, increase its sales and marketing operations, develop new distribution channels, broaden its customer support capabilities and establish brand identity and strategic alliances. In the future, leading Websites, browser providers and other distribution channels may require payments or other consideration in exchange for providing access to the Company's products and services, such as the Company's arrangements with Netscape Communications Corp. ("Netscape"). Additionally, the Company may incur costs pertaining to the introduction or enhancement of services by the Company or the acquisition of businesses or technologies. To the extent that such expenses precede or are not subsequently followed by increased revenues, the Company's business, results of operations and financial condition could be materially adversely affected.

     The Company's operating results may fluctuate significantly in the future as a result of a variety of factors, some of which are outside of the Company's control. These factors include general economic conditions, specific economic conditions in the Internet industry, usage of the Internet, the level of traffic to the Company's Websites, demand for Internet advertising, seasonal trends in advertising sales, the advertising budgeting cycles of individual advertisers, capital expenditures and other costs relating to the expansion of operations, the introduction of new products or services by the Company or its competitors, the mix of the services sold, the channels through which those services are sold, and pricing changes. As a strategic response to a changing competitive environment, the Company may elect from time to time to make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on the Company's business, results of operations and financial condition. Due to the nascent nature of the Internet industry, the Company believes that period to period comparisons of its operating results are not meaningful and should not be relied upon for an indication of future performance. The Company also has experienced, and expects to continue to experience, seasonality in its business, with user traffic on the Company's site and affiliated sites being lower during the summer and year-end vacation and holiday periods, when usage of the Web and the Company's services has typically declined. Due to all of the foregoing factors and others that the Company cannot predict, it is possible that in some future quarter, the Company's operating results may be below the expectations of public market analysts and investors. In such event, the price of the Company's Common Stock would likely be materially adversely affected.

     Developing Market; Unproven Acceptance of the Company's Products and
     --------------------------------------------------------------------
Services; Uncertain Adoption of the Internet as an Advertising Medium. The
---------------------------------------------------------------------
market for the Company's products and services has only recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed products and services for use on the Internet. The Company's market is highly dependent upon the increased use of the Internet for information publication, distribution and commerce, and on the development of the Internet as an advertising medium. The Company's future operating results will depend upon the growth of the Internet advertising market, the successful implementation of the Company's advertising program and its ability to establish licensing relationships and other strategic alliances with leading Internet businesses. There can be no assurance, however, that the Internet advertising market will develop as an attractive and sustainable medium, that the Company will achieve or sustain market acceptance of its products and services or that the Company will be able to execute its business plan successfully. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. The industry is young and has few proven products. Moreover, critical issues concerning the commercial use of the Internet (including security, reliability, cost, ease of use and access, quality of service and acceptance of advertising) remain unresolved and may impact the growth of the Internet, or the placement of advertisements on the Internet or the growth of the Internet as a means of electronic commerce. If widespread commercial use of the Internet does not develop, or if the Internet does not develop as an attractive medium for advertising, the Company's business, results of operations and financial condition will be materially adversely affected.

     Because the market for the Company's products and services is new and evolving, it is difficult to predict the size of this market and growth rate, if any. There can be no assurance that the market for the Company's products and services will develop or that demand for the Company's products or services will emerge or become sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, or if the Company's products and services do not achieve or sustain market acceptance, the Company's business, results of operations and financial condition will be materially adversely affected.

     Risks Associated with Brand Development. The Company believes that
     ---------------------------------------
establishing and maintaining the "Lycos" brand is a crucial aspect of its efforts to continue to expand and attract its Internet audience and that the importance of brand recognition will increase in the future due to the growing number of Internet sites and the relatively low barriers to entry. Promotion and enhancement of the "Lycos" brand will depend largely on the Company's ability to provide consistently high-quality products and services, which cannot be assured. If consumers do not perceive the Company's existing products and services to be of high quality, or if the Company introduces new products and services or enters into new business ventures that are not favorably received by consumers, the Company will be unsuccessful in promoting and maintaining its brand, and will risk diluting its brand and decreasing the attractiveness of its audiences to advertisers.

     Reliance on Advertising Revenues. The Company derives a significant portion
     --------------------------------
of its revenues from the sale of advertisements on its Web pages. For the fiscal quarter ended January 31, 1998, advertising revenues represented approximately 76% of the Company's total revenues. The Company's strategy is to continue to develop advertising and other methods of generating revenues through the use of its products and services. The Company is in the early stages of licensing its products and technology and in implementing its advertising and electronic commerce program. The Company's ability to generate significant advertising revenues will depend, among other things, on advertisers' acceptance of the Internet as an attractive and sustainable medium, the development of a large base of users of the Company's products and services possessing demographic characteristics attractive to advertisers, the expansion of the Company's advertising sales force and the development of the Internet as an attractive platform for electronic commerce. In addition, there is fluid and intense competition in the sale of advertising on the Internet, resulting in a wide range of rates quoted and a variety of pricing models offered by different vendors for a variety of advertising services, which makes it difficult to project future levels of advertising revenues that will be realized generally or by any specific company. It is also difficult to predict which pricing models will be adopted by the industry or advertisers. For example, advertising rates based on the number of "click throughs" from the Company's network to advertisers' pages, instead of rates based solely on the number of impressions, could materially adversely affect the Company's revenues. In addition, "filter" software programs that limit or remove advertising from the Web user's desktop are available. The widespread adoption of such software by users could have a material adverse effect on the viability of advertising on the Web. Accordingly, there can be no assurance that the Company will be successful in generating significant future advertising revenues, and the failure to do so would have a material adverse effect on the Company's business results of operations and financial condition. Further, significant and consistent investment on the Internet by many advertisers is dependent upon validation that the Internet is an effective advertising medium, which validation has not yet occurred and which is essential to the achievement of steady and predictable advertising revenues.

     Dependence on Third Party Relationships.  The Company is dependent on a
     ---------------------------------------
number of third party relationships to create traffic on the Company's Websites and consequently generate revenues. These relationships include arrangements relating to the positioning of the Company's products and services on Web browsers such as those offered by Netscape and Microsoft Corporation ("Microsoft"), and on other sites through license agreements in which Internet sites are linked to or otherwise utilize the Company's services. In March 1997, the Company renewed its one-year "Premier Provider" Agreement with Netscape (the "Netscape Agreement") pursuant to which the Company is designated one of four "Premier Providers" of search and navigation services accessible from the "Net Search" button on the Netscape browser through April 30, 1998. Under the terms of the Netscape Agreement, subject to adjustments under certain circumstances, the Company is obligated to make minimum installment payments totaling $4.7 million over the term of the Agreement. For the quarter ended January 31, 1998, a material portion of the traffic to the Company's Websites was derived through the Netscape browser. Although the Company is currently in discussions with Netscape about renewing the Agreement, there can be no assurance that the Company will be able to enter into a new "Premier Provider" arrangement after the expiration of the current one-year term on terms and conditions similar to those contained in the existing agreement, if at all. A material change in such terms or a failure to renew the Netscape Agreement could have a material adverse effect on the Company's business, results of operations, and financial condition. Netscape has expressed its intention to limit the number of companies that will be listed as "Premier Providers" on its Web site, and there can be no assurance that the Company will be selected as one of those companies. Furthermore, Netscape has recently announced its intention to launch its own "portal" Web site, which will offer services which are similar to those currently offered by the Company, which services are expected to compete with the Company's services. Even if Netscape elects to continue to feature one or more third party providers of navigation services, it could select one of the Company's competitors as an exclusive provider. If the Company were unable to renew its agreement with Netscape, if Netscape were to offer a competitive Web "gateway" site, or if Netscape were to enter into an exclusive arrangement with one of the Company's competitors, the Company's Web sites would lose a material portion of its traffic, traffic on competing services could substantially increase, or the Company's Web sites could otherwise become less attractive to advertisers, which would have a material adverse effect on the Company's business, results of operations and financial condition. In addition, if any replacement agreements with Netscape are on materially worse terms than those of the Company's current Agreement with Netscape, there would be a material adverse effect on the Company's business, results of operations, and financial condition. The failure to renew the Netscape Agreement would result, at least in the short term, in a material reduction in traffic to the Company's Web sites. This could, in turn, result in advertisers on the Company's Web sites, including sponsors and partners, terminating their contracts with the Company, as such contracts are typically of short duration and terminable on relatively short notice, or reducing the number of impressions purchased. Furthermore, the Company's contracts with advertisers and sponsors generally guarantee a minimum number of page views, and a failure to achieve the minimum page views could result in a reduction in payments to the Company or compel the Company to provide "make good" impressions if such minimums are not met. If the Company is unable to develop viable alternative distribution channels to Netscape or is otherwise unable to offset a reduction in traffic, advertising revenues would be materially adversely affected, resulting in a material adverse affect on the Company's business, results of operations, and financial condition.

     The Company is dependent on Website operators that provide links to the Company's Websites. The Company also licenses technology and related databases from third parties for certain elements of the Company's properties, including telephone directories, email, chat, street mapping and other similar services. The Company believes that certain of its third party relationships are important to its ability to attract traffic and advertisers. Any errors, failures or delays experienced in connection with these third party technologies and information services could alienate the Company's users and adversely affect the Company's brand and its business. Although the Company views these relationships as important direct and indirect factors in the generation of revenues, most of the Company's arrangements do not include minimum commitments to use the Company's services or to provide access or links to the Company's products or services in the future, are not exclusive and generally have a term of only one to three years. In addition, there can be no assurance that the Company's partners regard their relationship with the Company as important to their own respective businesses and operations, that they will not re-assess their commitment to the Company's products or services at any time in the future, or that they will not develop their own competitive products or services. There can be no assurance that the Company's existing relationships will result in sustained business partnerships, successful product or service offerings or the generation of significant revenues for the Company. Failure of one or more of the Company's partnering relationships to achieve or maintain market acceptance or commercial success, or the termination of one or more successful partnering relationships, could have a material adverse effect on the Company's business, results of operations or financial condition. In addition, the termination of the Company's position on a Web browser, or the grant to a competitor of an exclusive arrangement with respect to positioning on a Web browser, would significantly reduce traffic on the Company's Websites, which would have a material adverse effect on the Company's business, results of operations and financial condition.

     Intense Competition. The market for Internet products and services is
     -------------------
highly competitive. In addition, the market for Internet advertising is intensely competitive. There are no substantial barriers to entry, and the Company expects that competition will continue to intensify. Although the Company believes that the diverse segments of the Internet market will provide opportunities for more than one supplier of products and services similar to those of the Company, it is possible that a single supplier may dominate one or more market segments. The Company believes that the principal competitive factors in this market are name recognition, distribution arrangements, performance, ease of use, a variety of value-added services, functionality and features, and quality of support. A number of companies offer competitive products addressing certain of the Company's target markets. The primary competitors of the Company's products and services are other Internet search, directory and navigation services, including Digital Equipment Corporation's Alta Vista, America Online's NetFind, Excite, Inc. (including WebCrawler), HotBot, Infoseek Corporation and Yahoo! Corporation. In addition, the Company competes with metasearch services that allow a user to search the databases of several catalogs and directories simultaneously. The Company also competes indirectly with database vendors that offer information search and retrieval capabilities with their core database products. In the future, the Company may encounter competition from providers of Web browser software and other Internet products and services, such as Microsoft and Netscape, that incorporate search and retrieval features into their offerings. Many of the Company's existing competitors, as well as a number of potential new competitors, have significantly greater financial, technical and marketing resources than the Company. There can be no assurance that the Company's competitors will not develop Internet products and services that are superior to those of the Company or that achieve greater market acceptance than the Company's offerings. Moreover, a number of the Company's current advertising customers and partners have established relationships with certain of the Company's competitors, and future advertising customers and partners may establish similar relationships. The Company competes with online services and other Website operators as well as traditional offline media, such as print and television, for a share of advertisers' total advertising budgets. There can be no assurance that the Company will be able to compete successfully against its current or future competitors or that competition will not have a material adverse effect on the Company's business, results of operations and financial condition.

     Management of Growth; Need to Establish Infrastructure; Additional
     ------------------------------------------------------------------
Personnel. The rapid execution necessary for the Company to successfully offer
---------
its products and services and implement its business plan in a rapidly evolving market requires an effective planning and management process. The Company's rapid growth has placed, and is expected to continue to place, a significant strain on the Company's managerial and operational resources. To manage its growth, the Company must continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. Further, the Company will be required to manage multiple relationships with various customers and other third parties. There can be no assurance that the Company has made adequate allowances for the costs and risks associated with this expansion and transition, that the Company's systems, procedures or controls will be adequate to support the Company's operations, or that the Company's management will be able to achieve the rapid execution necessary to offer successfully the Company's products and services and implement its business plan. The Company's future operating results will also depend on its ability to expand its advertising sales and business development organizations and expand its support organization commensurate with the growth of its business. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition could be materially adversely affected.

     Risks Associated with International Expansion. International sales,
     ---------------------------------------------
primarily in the form of license agreements, accounted for less than 10% of the Company's revenues for the fiscal year ended July 31, 1997 and the quarter ended January 31, 1998. As part of its business strategy, the Company is seeking opportunities to expand its products and services into international markets. In this regard, in May 1997, the Company formed Lycos Bertelsmann GmbH & Co. KG in conjunction with Bertelsmann AG to offer Lycos search services in Europe, in February 1998 licensed its search technology to LG Internet to offer search services in Korea and in March 1998 the Company formed Lycos Japan in conjunction with Sumitomo Corp. and Internet Initiative Japan to offer Lycos search services in Japan. The Company believes that such expansion is important to the Company's ability to continue to grow and to market its products and services. In marketing its products and services internationally, however, the Company will face new competitors. In addition, the ability of the Company to enter the international markets will be dependent upon the Company's ability to create localized versions of its products and services. There can be no assurance that the Company will be successful in creating localized versions of its products and services or marketing or distributing its products abroad or that, if the Company is successful, its international revenues will be adequate to offset the expense of establishing and maintaining international operations. To date, the Company has limited experience in marketing and distributing its products internationally. In addition to the uncertainty as to the Company's ability to establish an international presence, there are certain difficulties and risks inherent in doing business on an international level, such as compliance with regulatory requirements and changes in those requirements, export restrictions, export controls relating to technology, tariffs and other trade barriers, protection of intellectual property rights, difficulties in staffing and managing international operations, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates and potentially adverse tax consequences. There can be no assurance that one or more of such factors will not have a material adverse effect on any international operations established by the Company and, consequently, on the Company's business, operating results and financial condition.

     Dependence on the Internet. The use of the Company's products and services
     --------------------------
will depend in large part upon the development by others of an infrastructure for providing Internet access and services. Because global commerce and online exchange of information on the Internet and other similar open wide area networks are new and evolving, it is difficult to predict with any certainty whether the Internet will prove to be a viable commercial marketplace. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands on it by this continued growth. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols (for example, the next-generation Internet Protocol) to handle increased levels of Internet activity. There can be no assurance that the infrastructure or complementary services necessary to make the Internet a viable commercial marketplace will be developed or, if developed, that the Internet will become a viable commercial marketplace for products and services such as those offered by the Company. In particular, the Internet is an unproven medium for paid advertising sponsorship of services such as the Company's. If the necessary infrastructure or complementary services or facilities are not developed, or if the Internet does not become a viable commercial marketplace or platform for advertising, the Company's business, results of operations and financial condition will be materially adversely affected.

     Risk of Capacity Constraints and System Failure Relating to the Lycos
     ---------------------------------------------------------------------
Products and Services. A key element of the Company's strategy is to generate a
---------------------
high volume of traffic to its products and services, which the Company makes available free of charge to users of the Internet. Accordingly, the performance of the Company's products and services is critical to the Company's reputation, its ability to attract advertisers to the Company's Websites and market acceptance of these products and services. Any system failure that causes interruptions in the availability or increases response time of the Company's products and services could result in less traffic to the Company's Websites and, if sustained or repeated, could reduce the attractiveness of the Company's products and services to advertisers and partners. An increase in the volume of searches conducted through the Company's products and services could strain the capacity of the software or hardware deployed by the Company or the capacity of the Company's network infrastructure, which could lead to slower response time or system failures. Any failure to expand the capacity of the Company's hardware or network infrastructure on a timely basis or on commercially reasonable terms could have a material adverse effect on the Company's business, results of operations and financial condition. In addition, as the number of Web pages and users increases, there can be no assurance that the Company's products and services will be able to scale proportionately.

     The Company is dependent upon Web browsers and Internet and online service providers for access to its products and services, and users have experienced difficulties due to browser and provider system failures unrelated to the Company's systems, products and services. The Company is also dependent on hardware suppliers for prompt delivery, installation and service of servers and other equipment and services used to provide its products and services. Substantially all of the Company's hardware operations are located at its computer facility located in Pittsburgh, Pennsylvania. There can be no assurance that a system failure at this location would not adversely affect the performance of the Company's products and services. This system is vulnerable to damage from fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events. The Company does not presently have a comprehensive disaster recovery plan. Despite the implementation of network security measures by the Company, its servers are also vulnerable to computer viruses, break-ins and similar disruptive problems. Computer viruses, break-ins or other problems caused by third parties could lead to interruptions, delays or cessation in service to users of the Company's products and services. The occurrence of any of these risks could have a material adverse effect on the Company's business, results of operations and financial condition.

     Technological Change and New Products. The market for Internet products and
     -------------------------------------
services is characterized by rapidly changing technology, evolving industry standards and customer demands, and frequent new product introductions and enhancements. These market characteristics are exacerbated by the emerging nature of this market and the fact that many companies are expected to introduce new Internet products in the near future. The Company's future success will depend in significant part on its ability to continually improve the performance, features and reliability of the Lycos Catalog in response to both evolving demands of the marketplace and competitive product offerings, and there can be no assurance that the Company will be successful in doing so. In addition, a key element of the Company's business strategy is the development, introduction and integration of new products that capitalize on the increasing use of the Internet. There can be no assurance that the Company will be successful in developing or integrating such products or services or that such products and services will meet with market acceptance. In addition, new product releases by the Company may contain undetected errors that require significant design modifications, resulting in a loss of customer confidence and viewer support, which will adversely affect the use of the Company's products and services and, consequently, the Company's business, results of operations and financial condition.

     Protection of Proprietary Technology. The Company relies upon copyright
     ------------------------------------
law, trade secret protection and confidentiality agreements with its employees, customers and others to protect its proprietary technology. Effective trademark, copyright and trade secret protection may not be available in every foreign country in which the Company's products are distributed. There can be no assurance that the steps taken by the Company to protect its proprietary technology will be adequate to prevent misappropriation of their technology by third parties, or that third parties will not be able to independently develop similar technology. In addition, there can be no assurance that other parties will not assert technology infringement claims against the Company.

     Government Regulation and Legal Uncertainties. The Company is not currently
     ---------------------------------------------
subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Web. However, due to the increasing popularity and use of the Web, it is possible that a number of laws and regulations may be adopted with respect to the Web, covering issues such as user privacy, pricing, characteristics and quality of products and services. For example, the Company may be subject to the provisions of the recently enacted Communications Decency Act (the "CDA"). Although the manner in which the CDA will be interpreted and enforced and its effect on the Company's operations cannot be determined, it is possible that the CDA could expose the Company to substantial liability. The CDA could also dampen the growth in the use of the Web generally and decrease the acceptance of the Web as a communications and commercial medium, and could, thereby, have a material adverse effect on the Company's business, results of operations and financial condition. The adoption of any additional laws or regulations may decrease the growth of the Web, which could in turn decrease the demand for the Company's services and products or increase the Company's cost of doing business or otherwise have an adverse effect on the Company's business, results of operations or financial condition.

     Dependence on Key Personnel. The Company's performance is substantially
     ---------------------------
dependent on the performance of its executive officers and key employees, all of whom have worked together for only a short period of time. The Company does not have in place key person life insurance policies on any of its employees. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, results of operations or financial condition of the Company. The Company is heavily dependent upon its ability to attract, retain and motivate skilled technical and managerial personnel. The Company's future success also depends on its continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract, hire, assimilate or retain other highly qualified technical and managerial personnel in the future. The inability to attract, hire, assimilate or retain the necessary technical and managerial personnel could have a material adverse effect upon the Company's business, results of operations or financial condition.

     Liability for Information Retrieved from the Internet. Because material may
     -----------------------------------------------------
be downloaded, by the online or Internet services operated or facilitated by the Company or the Internet access providers with which the Company has relationships, and be subsequently distributed to others, there is a potential that claims will be made against the Company for defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of such materials, including claims based on the Company providing access to obscene, lascivious or indecent information. Although the Company carries general liability insurance, the Company's insurance may not cover potential claims of this type, or may not be adequate to indemnify the Company for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on the Company's business, results of operations or financial condition.

     Risks Associated with Potential Acquisitions. The Company has, and may in
     --------------------------------------------
the future, pursue acquisitions of companies, technologies or assets that complement the Company's business. For example, the Company recently acquired Tripod, Inc. Acquisitions may result in the potentially dilutive issuance of equity securities, the incurrence of additional debt, the write- off of in-process research and development or software acquisition and development costs, and the amortization of expenses related to goodwill and other intangible assets, any of which could have a material adverse effect on the Company's business, financial condition, results of operations and cash flow. Acquisitions would involve numerous additional risks, including difficulties in the assimilation of the operations, services, products and personnel of the acquired company, the diversion of management's attention from other business concerns along with the risks involved in entering markets in which the Company has little or no experience.

     Year 2000 Compliance.  The "Year 2000" issue concerns the potential
     --------------------
exposures related to the automated generation of business and financial misinformation resulting from the application of computer programs which have been written using two digits, rather than four, to define the applicable year of business transactions. The Company does not anticipate any significant costs, problems or uncertainties associated with becoming Year 2000 complaint. Failure of the Company or its software providers to adequately address the Year 2000 issue could result in misstatement of reported financial information or otherwise adversely affect the Company's business operations.

     Volatility of Stock Price.  The price of the Company's Common Stock has
     -------------------------
been and may continue to be subject to wide fluctuations in response to a number of events and factors such as quarterly variations in results of operations, announcements of new technological innovations or new products and media properties by the Company or its competitors, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may deem comparable to the Company, and news relating to trends in the Company's markets. In addition, the stock market in general, and the market prices for Internet-related companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of the Company's Common Stock, regardless of the Company's operating performance.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See "Selling Stockholders" and "Plan of Distribution" described below.

                              SELLING STOCKHOLDERS

     The following table sets forth, as of the date of this Prospectus, the name of each of the Selling Stockholders, the number of Shares that each such Selling Stockholder owns as of such date, the number of Shares owned by each Selling Stockholder that may be offered for sale from time to time by this Prospectus, and the number of Shares to be held by each such Selling Stockholder assuming the sale of all of the Shares offered hereby. Except as indicated, none of the Selling Stockholders has held any position or office or had a material relationship with the Company or any of its affiliates within the past three years other than as a result of the ownership of the Company's Common Stock. The Company may amend or supplement this Prospectus from time to time to update the disclosure set forth herein.


                                                  SHARES                                   SHARES
                                               BENEFICIALLY                             BENEFICIALLY
                                                OWNED(1)(2)        SHARES WHICH          OWNED AFTER
                                             PRIOR TO OFFERING     MAY BE SOLD          OFFERING(1)(2)
                                               ------------         PURSUANT TO          ------------
SELLING STOCKHOLDER                          NUMBER   PERCENT   THIS PROSPECTUS(2)    NUMBER        PERCENT
-------------------                          ------   -------   ---------------       ------        -------

Sage Enterprises, Inc.(3)..................   50,452      *           50,452            --             *

Bozell Worldwide, Inc......................    5,095      *            5,095            --             *


*   Less than 1.0%.

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Each person has sole voting and investment power with respect to the shares shown as beneficially owned.

(2) Assumes that each Selling Stockholder will sell all of the Shares set forth above under "Shares Which May Be Sold Pursuant to This Prospectus". There can be no assurance that the Selling Stockholders will sell all or any of the Shares offered hereunder.

(3) In connection with the issuance of the Shares to Sage, the Company and Sage entered into an agreement pursuant to which, among other things, the Company agreed to integrate certain of Sage's services into the Company's Web services, to perform certain advertising sales services on behalf of Sage and to promote Sage's services on the Company's Web sites. The Company is entitled to retain a percentage of the net revenues attributable to advertising placed on Web pages that include Sage's services. The agreement has an initial term of three years and, thereafter, renews for successive one-year periods unless either party elects to terminate the agreement prior to the expiration of any renewal period. The Company owns approximately 14.8% of the outstanding Common Stock (on an as-converted basis) of Sage. CMG Information Services, Inc. ("CMGI") and certain affiliated investment funds own in the aggregate approximately 37.2% of the outstanding Common Stock of the Company and such investment funds own approximately 31.2% of the outstanding Common Stock (on an as-converted basis) of Sage and have representatives on the Boards of Directors of the Company and Sage.

                              PLAN OF DISTRIBUTION

     The Shares covered by this Prospectus may be offered and sold from time to time by the Selling Stockholders. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Stockholders may sell the Shares being offered hereby on the Nasdaq National Market, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. The Shares may be sold by one or more of the following means of distribution: (a) a block trade in which the broker-dealer so engaged will attempt to sell Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus; (c) an over-the-counter distribution in accordance with the rules of the Nasdaq National Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Company's Common Stock in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell the Company's Common Stock short and redeliver the Shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Shares offered hereby, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge Shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     In effecting sales, brokers, dealers or agents engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act. The Company will pay all expenses incident to the offering and sale of the Shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

     In order to comply with the securities laws of certain states, if applicable, the Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The Company has advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, the Company will make copies of this Prospectus available to the Selling Stockholders and has informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     At the time a particular offer of Shares is made, if required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public. There can be no assurance that the Selling Stockholders will sell all or any of the Shares.

     The Company has agreed with certain of the Selling Stockholders to keep the Registration Statement of which this Prospectus constitutes a part effective for up to one year following the effectiveness of the Registration Statement. The Company intends to de-register any of the Shares not sold by the Selling Stockholders at the end of such one year period; however, it is anticipated that at such time any unsold shares may be freely tradeable subject to compliance with Rule 144 of the Securities Act.

                                 LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon by Hutchins, Wheeler & Dittmar, A Professional Corporation, Boston, Massachusetts, counsel to the Company.

                                    EXPERTS

     The consolidated financial statements of Lycos, Inc. at July 31, 1997 and 1996 and for each of the years in the two year period ended July 31, 1997 and for the period from inception (June 1, 1995) to July 31, 1995, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended July 31, 1997, and the financial statements of Tripod, Inc. at October 31, 1997 and December 31, 1996 and for the ten months ended October 31, 1997 and the year ended December 31, 1996, incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K/A dated March 10, 1998, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their reports thereon included therein, and are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE BY THIS PROSPECTUS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING STOCKHOLDER OR BY ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SHARES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OF OR OFFER TO SELL THE SHARES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ----------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Available Information.....................................................   2
Incorporation of Certain Documents By Reference...........................   2
The Company...............................................................   3
Risk Factors..............................................................   3
Use of Proceeds...........................................................   9
Selling Stockholders......................................................   9
Plan of Distribution......................................................  10
Legal Matters.............................................................  10
Experts...................................................................  10



                                  LYCOS, INC.

                                 55,547 SHARES

                                      OF

                                 COMMON STOCK

                                  PROSPECTUS

                             ______________, 1998

                                    PART II
                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The Company will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.


     SEC registration fee...........................  $ 1,158
     NASDAQ National Market listing fee.............    2,000
     Legal fees and expenses........................    5,000
     Accounting fees and expenses...................    2,500
     Miscellaneous expenses.........................      342
                                                      -------

     Total..........................................  $11,000
                                                      =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, the Delaware General Corporation Law and the Company's Amended and Restated By-laws provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities.
In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee has no reasonable choice to believe were unlawful.

     The Company has purchased insurance with respect to, among other things, the liabilities that may arise under the provisions referred to above. The directors and officers of the Company also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they are not indemnified by the Company.

     The Company has entered into separate indemnification agreements with its directors and officers. The indemnification agreements create certain indemnification obligations of the Company in favor of the directors and officers and, as permitted by applicable law, will clarify and expand the circumstances under which a director or officer will be indemnified.

ITEM 16. EXHIBITS

 5.1      Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation.

23.1      Consent of KPMG Peat Marwick LLP, Independent Accountants.

23.2      Consent of Counsel (included in Exhibit 5.1).

24.1      Power of Attorney (included on page II-3).

ITEM 17. UNDERTAKINGS

     A.   UNDERTAKING PURSUANT TO RULE 415

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) Securities Act of 1933 (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

B. UNDERTAKING REGARDING FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. UNDERTAKING IN RESPECT OF INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D. UNDERTAKING PURSUANT TO RULE 430A

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of the prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this
16th day of April 1998.
----

                                 LYCOS, INC.

                                 By: /s/ Robert J. Davis
                                     -------------------------------------
                                     Robert J. Davis
                                     President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS THAT each person whose signature appears below constitutes and appoints Robert J. Davis and Edward M. Philip and each of them, with the power to act without the other, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment or post-effective amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




SIGNATURE                        TITLE                                                                DATE
---------                        -----                                                                ----
/s/ Robert J. Davis              President, Chief Executive Officer and Director                  April 16, 1998
-------------------------         (PRINCIPAL EXECUTIVE OFFICER)                                         --
Robert J. Davis


/s/ Edward M. Philip             Chief Operating Officer and Chief Financial Officer              April 16, 1998
-------------------------         (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)                          --
Edward M. Philip


/s/John J. Connors, Jr.          Director                                                         April 16, 1998
-------------------------                                                                               --
John J. Connors, Jr.


/s/ Daniel Nova                  Director                                                         April 16, 1998
-------------------------                                                                               --
Daniel Nova


/s/ David S. Wetherell           Director                                                         April 16, 1998
-------------------------                                                                               --
David S. Wetherell


                               INDEX TO EXHIBITS


EXHIBIT                            DESCRIPTION
NUMBER                             -----------

5.1          Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation

23.1         Consent of KPMG Peat Marwick LLP, Independent Accountants.

23.2         Consent of Counsel (included in Exhibit 5.1).

24.1         Power of Attorney (included on page II-3).